Exhibit 10.42

NOVATION AGREEMENT

RE MASTER SERVICES AGREEMENT

This Novation Agreement (“Novation”) to the Master Services Agreement (“AGREEMENT”) is made effective as of June 15, 2022 (the “Effective Date”), by and among Tulex, a Delaware corporation, having a principle place of business at 5 Cedar Brook Drive, Cranbury, NJ 08512 (“Tulex”), Aardvark Therapeutics Inc., a Delaware corporation, having a principle place of business at 12707 High Bluff Drive, Suite 200, San Diego, CA 92130-2035 (“Aardvark”), and Scilex Holding Company (“Scilex”), having a principle place of business at 960 San Antonio Road, Suite 100, Palo Alto, CA 94303. Tulex, Aardvark, and Scilex are referred to in this Novation individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, Tulex and Aardvark are parties to the Agreement;

WHEREAS, Scilex has acquired a low-dose naltrexone drug candidate program (“LDN Program”) indirectly from Aardvark;

WHEREAS, Aardvark wishes to transfer all of its rights and obligations under the Agreement to Scilex, and to be released and discharged from the Agreement, and Scilex wishes to accept such transfer; and

NOW THEREFORE, the Parties herby agree that Aardvark’s rights and obligations under the Agreement shall be novated to Scilex on the terms of the Novation, as follows:

1.	Novation.

1.1

Aardvark transfers all of its rights and obligations under the Agreement to Scilex. Scilex shall enjoy all the rights and benefits of Aardvark under the Agreement, and all references to Aardvark in the Agreement shall be read and construed as references to Scilex.

1.2	Scilex agrees to perform the Agreement and to be bound by its terms in every way as if it were the original Party to it in place of Aardvark, from the Effective Date forward.

2.	Release of Obligations.

2.1	Aardvark and Scilex release each other from all future obligations to the other under the Agreement.

2.2

Nothing in this Agreement shall affect or prejudice any claim or demand that Aardvark and Tulex shall have against the other under or in connection with the Agreement arising before the date of this Novation.

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Novation as of the date first set forth above.

TULEX		AARDVARK THERAPEUTICS INC.

By:	/s/ James A. Lee	By:	/s/ Tien Lee
Name:	James A. Lee	Name:	Tien Lee
Title:	CEO	Title:	CEO

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	CEO